Exhibit 10.11

VESTING ACCELERATION AGREEMENT

THIS VESTING ACCELERATION AGREEMENT (this “Agreement”), dated as of June 15, 2017 (the “Effective Date”), is entered into by and between Alphatec Holdings, Inc. (the “Company”), and Leslie H. Cross (“Director”).

WHEREAS, the Company and Director currently are parties to several agreements related to the Company’s equity that are listed on Exhibit A (the “Equity Agreements”); and

WHEREAS, the Company has agreed to modify the Equity Agreements as set forth in this Agreement following the departure of the Director from the Company’s Board of Directors.

NOW THEREFORE, for consideration duly given, the undersigned agree to the following:

1.Accelerated Vesting of Equity Agreements. As of June 15, 2017 (the “Departure Date”), all outstanding options to purchase Company common stock and any restricted stock (each separate award is an “Equity Interest”) held by Director as of the Effective Date shall become vested and exercisable on the Departure Date.

2.Extension of Exercise Term. The term during which Director may exercise any Equity Interest consisting of a stock option or other exercisable Equity Interest shall be extended until the earlier of: (i) June 15, 2019 (or the following business day if such day is not a business day of the Company), or (ii) the expiration date that would apply to such stock option or other exercisable Equity Interest.

3. Miscellaneous.

a.Effect on Existing Equity Agreements. This Agreement shall supersede the Equity Agreements with respect to the subject matter hereof. The Equity Agreements shall otherwise remain in full force and effect with respect to any subject matter not covered by this Agreement.

b.Successors. This Agreement is personal to Director and, without the prior written consent of the Company, shall not be assignable by Director. Notwithstanding the foregoing, in the event of the Director’s death following the Departure Date, this Agreement shall remain in full force and effect and the personal representative of the Director’s estate shall be entitled to exercise any Equity Interest consisting of a stock option or other exercisable Equity Interest in accordance with Section 2 of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

c.Amendment; Waiver; Survival. No provisions of this Agreement may be amended, modified, or waived unless agreed to in writing and signed by Director and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

d.Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles. The sole and exclusive venue for any actions filed with a court shall be the state or Federal courts located in San Diego County, California.

e.Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

f.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

g.Entire Agreement. This Agreement sets forth the final and entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by the Company and Director, or any representative of the Company or Director, with respect to the subject matter hereof.

The undersigned do hereby agree to be bound by the terms and conditions of this Agreement.

ALPHATEC HOLDINGS, INC. By: /s/ Terry Rich________________ Name: Terry Rich Title: CEO	LESLIE H. CROSS By: /s/ Leslie H. Cross__________________ Name: Leslie H. Cross

Exhibit A

Equity Agreements

Agreement Date	Agreement Type	Shares	Exercise Price	Vested Shares	Unvested Shares
01/04/2013	NQ Option	7,045	$20.64	7,045	0
08/08/2013	NQ Option	10,399	$24.48	9,623	776
02/21/2017	NQ Option	5,208	$3.09	0	5,208
04/25/2017	NQ Option	28,090	$1.98	0	28,090
03/25/2011	NQ Option	2,083	$31.44	2,083	0
01/04/2013	NQ Option	9,620	$20.64	9,620	0
08/08/2013	NQ Option	5,225	$24.48	5,024	201
02/25/2015	NQ Option	5,668	$16.20	3,779	1,889
12/12/2016	NQ Option	7,751	$4.43	7,751	0
06/21/2013	NQ Option	14,278	$24.60	0	14,278
06/21/2013	NQ Option	19,055	$24.60	0	19,055
06/21/2013	NQ Option	16,666	$24.12	16,666	0
04/25/2017	Restricted Stock	18,939	N/A	0	18,939

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